Exhibit 99
News Release

FOR RELEASE – Oct. 28, 2025

Corning Announces Third-Quarter 2025 Financial Results(1) with
Record Core Sales and Core EPS

In Q3, core sales grew 14% year over year, while core EPS grew 24%, and core operating margin expanded 130 basis points

Optical Communications’ Enterprise sales grew 58% year over year in the third quarter, driven by the continued strong adoption of Corning’s new Gen AI products

Company expects continued strong performance on its Springboard plan and now expects to reach its Springboard operating margin target of 20% in Q4 2025, a full year ahead of plan

Management expects Q4 core sales of approximately $4.35 billion and core EPS again growing faster than sales to a range of $0.68 to $0.72

Apple’s $2.5 billion commitment to make 100% of global iPhone and Apple Watch cover glass in Corning’s Kentucky facility adds to Springboard growth opportunity through 2026 and beyond

(1) Third-quarter GAAP results: Sales were $4.10 billion, EPS was $0.50, operating margin was 14.4%, and GAAP operating cash flow was $784 million. Third-quarter core results: Sales were $4.27 billion, EPS was $0.67, operating margin was 19.6%, and adjusted free cash flow was $535 million.

CORNING, N.Y. — Corning Incorporated (NYSE: GLW) today announced its third-quarter 2025 results and provided its outlook for fourth-quarter 2025.

Wendell P. Weeks, chairman and chief executive officer, said, “We delivered another excellent quarter. Year over year, core sales grew 14% to $4.27 billion, and core EPS grew 24% to $0.67. Overall, as we approach the second anniversary of Springboard, the plan has been a tremendous success. We have added $4 billion to our annualized sales run rate, and we have significantly improved our profitability – with an expected operating margin of 20% in the fourth quarter, a year ahead of plan.”

Weeks continued, “Beyond our strong third-quarter performance, we see significant growth ahead, fueled by powerful secular trends. To share just a few examples, we are ramping to meet remarkable demand for both our new Gen AI and U.S.-made solar products, and Apple’s recent $2.5 billion commitment to produce 100% of iPhone and Apple Watch cover glass at our Kentucky facility creates a larger, longer-term opportunity.”

Ed Schlesinger, executive vice president and chief financial officer, said, “Our outstanding third-quarter results reflect sales growth and margin expansion across multiple businesses. Year over year, core sales grew 14% while core operating margin expanded 130 basis points to 19.6%, core EPS grew 24%, and core ROIC grew 160 basis points to 13.4%. Additionally, we delivered strong adjusted free cash flow of $535 million. Overall, we continue to significantly enhance our returns as we execute Springboard.”

Corning Reports Third-Quarter 2025 Financial Results

Schlesinger continued, “We expect continued strong growth in the fourth quarter, driven by ongoing robust demand for our Gen AI products and sales of solar wafers. We're guiding to core sales of approximately $4.35 billion, with core EPS growing faster than sales to a range of $0.68 to $0.72. Additionally, we are on track to achieve our Springboard operating margin target of 20% in the fourth quarter, a year ahead of plan. This represents a 370-basis-point improvement from our Q4-2023 starting point – and establishes a strong return profile as we continue to grow sales.”

Third-Quarter 2025 Financial Highlights:
•GAAP sales were $4.10 billion. Core sales were $4.27 billion.
•GAAP EPS was $0.50. Core EPS was $0.67. Differences between GAAP and core EPS include non-cash, mark-to-market adjustments associated with the company’s translated earnings contracts and foreign-denominated debt as well as constant currency adjustments.
•GAAP operating margin was 14.4%. Core operating margin was 19.6%.
•GAAP operating cash flow was $784 million, and adjusted free cash flow was $535 million.

Fourth-Quarter 2025 Outlook:
•In the fourth quarter, the company expects continued growth, with core sales of approximately $4.35 billion and core EPS again growing faster than sales to a range of $0.68 to $0.72.

Third-Quarter 2025 Results and Comparisons
(In millions, except per-share amounts)

Results (GAAP)
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Net Sales	$4,100	$3,862	$3,391	6%	21%
Net Income (Loss) (1)	$430	$469	($117)	(8%)	*
Diluted EPS	$0.50	$0.54	($0.14)	(7%)	*
(1)Represents GAAP net income (loss) attributable to Corning Incorporated.
*Not meaningful

Core Results (Non-GAAP)(1)
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Core Sales	$4,272	$4,045	$3,733	6%	14%
Core Net Income	$585	$523	$465	12%	26%
Core EPS	$0.67	$0.60	$0.54	12%	24%
(1)Core performance measures are non-GAAP financial measures. The reconciliation between GAAP and non-GAAP measures is provided in the tables following this news release as well as on the company’s website.

Corning Reports Third-Quarter 2025 Financial Results

Third-Quarter 2025 Segment Results
(In millions)
The third-quarter results below are prepared on a basis consistent with Corning’s segment reporting as presented in the company’s consolidated financial statements.
As of Jan. 1, 2025, the company moved its Automotive Glass Solutions business along with its Environmental Technologies business into a new Automotive segment. The comparative segment information has been recast to conform to the changes in Corning’s segment reporting.

Optical Communications
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Net Sales	$1,652	$1,566	$1,246	5%	33%
Net Income	$295	$247	$175	19%	69%

Display
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Net Sales	$939	$898	$1,015	5%	(7%)
Net Income	$250	$243	$285	3%	(12%)

Specialty Materials
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Net Sales	$621	$545	$548	14%	13%
Net Income	$113	$81	$72	40%	57%

Automotive
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Net Sales	$454	$460	$430	(1%)	6%
Net Income	$68	$79	$51	(14%)	33%

Life Sciences
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Net Sales	$242	$250	$244	(3%)	(1%)
Net Income	$16	$18	$15	(11%)	7%

Hemlock and Emerging Growth Businesses
	Q3 2025	Q2 2025	Q3 2024	Q/Q	Y/Y
Net Sales	$364	$326	$250	12%	46%
Net (Loss) Income	($1)	($10)	$12	90%	*
*Not meaningful

Corning Reports Third-Quarter 2025 Financial Results

Upcoming Investor Events
Corning will attend the UBS Global Technology and AI Conference on Dec. 2 in Scottsdale, Arizona. In addition, the company will schedule management visits to investor offices in select cities. Visit the company’s Investor Relations website for up-to-date information.

Third-Quarter Conference Call Information
The company will host its third-quarter conference call on Tuesday, Oct. 28, at 8:30 a.m. EDT. To participate, individuals may preregister here prior to the start of the call. Once the required fields are completed, click “Register.” A telephone number and PIN will be auto generated and will pop up on screen. Participants will have the choice to “Dial In” or have the system “Call Me.” A confirmation email will also be sent with specific dial-in information. To listen to a live audio webcast of the call, go to the company’s Investor Relations events page and follow the instructions.
Presentation of Information in this News Release
This news release includes non-GAAP financial measures. Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP. Corning’s non-GAAP financial measures exclude the impact of items that are driven by general economic conditions and events that do not reflect the underlying fundamentals and trends in the company’s operations. The company believes presenting non-GAAP financial measures assists in analyzing financial performance without the impact of items that may obscure trends in the company’s underlying performance. Definitions of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found on the company’s website by going to the Investor Relations page and clicking “Quarterly Results” under the “Financials and Filings” tab. These reconciliations also accompany this news release.

With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.
Caution Concerning Forward-Looking Statements
The statements contained in this release and related comments by management that are not historical facts or information and contain words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “seek,” “see,” “would,” “target,” “estimate,” “forecast” or similar expressions are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and include estimates and assumptions related to economic, competitive and legislative developments. Such statements relate to future events that by their nature address matters that are, to different degrees, uncertain. These forward-looking statements relate to, among other things, the Company’s Springboard plan, the company’s future operating performance, the company’s share of new and existing markets, the company’s revenue and earnings growth rates, the company’s ability to innovate and commercialize new products, the company’s expected capital expenditure and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity.
Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, current estimates and forecasts, general economic conditions, its knowledge of its business and key performance indicators that impact the company, there can be no assurance that these forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. The company undertakes no obligation to update forward-looking

Corning Reports Third-Quarter 2025 Financial Results

statements if circumstances or management’s estimates or opinions should change except as required by applicable securities laws.
Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to: global economic trends, competition and geopolitical risks, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries, and related impacts on our businesses’ global supply chains and strategies; changes in macroeconomic and market conditions and market volatility, including developments and volatility arising from health crisis events, inflation, interest rates, the value of securities and other financial assets, precious metals, oil, natural gas, raw materials and other commodity prices and exchange rates (particularly between the U.S. dollar and the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro), decreases or sudden increases of consumer demand, and the impact of such changes and volatility on our financial position and businesses; the availability of or adverse changes relating to government grants, tax credits or other government incentives; the duration and severity of health crisis events, such as an epidemic or pandemic, and its impact across our businesses on demand, personnel, operations, our global supply chains and stock price; possible disruption in commercial activities or our supply chain due to terrorist activity, cyber-attack, armed conflict, political or financial instability, natural disasters, international trade disputes or major health concerns; loss of intellectual property due to theft, cyber-attack, or disruption to our information technology infrastructure; ability to enforce patents and protect intellectual property and trade secrets; disruption to Corning’s, our suppliers’ and manufacturers’ supply chain, equipment, facilities, IT systems or operations; product demand and industry capacity; competitive products and pricing; availability and costs of critical components, materials, equipment, natural resources and utilities; new product development and commercialization; order activity and demand from major customers; the amount and timing of our cash flows and earnings and other conditions, which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; the amount and timing of any future dividends; the effects of acquisitions, dispositions and other similar transactions; the effect of regulatory and legal developments; ability to pace capital spending to anticipated levels of customer demand; our ability to increase margins through implementation of operational changes, pricing actions and cost reduction measures; rate of technology change; adverse litigation; product and component performance issues; retention of key personnel; customer ability to maintain profitable operations and obtain financing to fund ongoing operations and manufacturing expansions and pay receivables when due; loss of significant customers; changes in tax laws, regulations and international tax standards; the impacts of audits by taxing authorities; the potential impact of legislation, government regulations, and other government action and investigations; and other risks detailed in Corning’s SEC filings.
For a complete listing of risks and other factors, please reference the risk factors and forward-looking statements described in our annual reports on Form 10-K and quarterly reports on Form 10-Q.
Web Disclosure
In accordance with guidance provided by the SEC regarding the use of company websites and social media channels to disclose material information, Corning Incorporated (“Corning”) wishes to notify investors, media, and other interested parties that it uses its website (https://www.corning.com/worldwide/en/about-us/news-events.html) to publish important information about the company, including information that may be deemed material to investors, or supplemental to information contained in this or other press releases. The list of websites and social media channels that the company uses may be updated on Corning’s media and website from time to time. Corning encourages investors, media, and other interested parties to review the information Corning may publish through its website and social media channels as described above, in addition to the company’s SEC filings, press releases, conference calls, and webcasts.

Corning Reports Third-Quarter 2025 Financial Results

About Corning Incorporated
Corning (www.corning.com) is one of the world’s leading innovators in materials science, with a 170-year track record of life-changing inventions. Corning applies its unparalleled expertise in glass science, ceramic science, and optical physics along with its deep manufacturing and engineering capabilities to develop category-defining products that transform industries and enhance people’s lives. Corning succeeds through sustained investment in RD&E, a unique combination of material and process innovation, and deep, trust-based relationships with customers who are global leaders in their industries. Corning’s capabilities are versatile and synergistic, which allows the company to evolve to meet changing market needs, while also helping its customers capture new opportunities in dynamic industries. Today, Corning’s markets include optical communications, mobile consumer electronics, display, automotive, solar, semiconductors, and life sciences.
Media Relations Contact:
Gabrielle Bailey
(607) 684-4557
baileygr@corning.com
Investor Relations Contact:
Ann H.S. Nicholson
(607) 974-6716
nicholsoas@corning.com

Consolidated Statements of Income (Loss)	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net sales	$4,100	$3,391	$11,414	$9,617
Cost of sales	2,580	2,254	7,288	6,538

Gross margin	1,520	1,137	4,126	3,079

Operating expenses:
Selling, general and administrative expenses	624	510	1,610	1,432
Research, development and engineering expenses	280	294	826	814
Amortization of purchased intangibles	27	31	83	91

Operating income	589	302	1,607	742

Interest income	10	12	27	34
Interest expense	(78)	(83)	(243)	(250)
Translated earnings contract gain (loss), net	33	(157)	63	(91)
Other expense, net	(4)	(166)	(80)	(59)

Income (loss) before income taxes	550	(92)	1,374	376
Provision for income taxes	(80)	(3)	(219)	(124)

Net income (loss)	470	(95)	1,155	252

Net income attributable to non-controlling interest	(40)	(22)	(99)	(56)

Net income (loss) attributable to Corning Incorporated	$430	$(117)	$1,056	$196

Earnings (loss) per common share available to common shareholders:
Basic	$0.50	$(0.14)	$1.24	$0.23
Diluted	$0.50	$(0.14)	$1.21	$0.23

Consolidated Balance Sheets	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except share and per share amounts)

	September 30, 2025	December 31, 2024
Assets

Current assets:
Cash and cash equivalents	$1,648	$1,768
Trade accounts receivable, net of doubtful accounts	2,509	2,053
Inventories	3,104	2,724
Other current assets	1,416	1,447
Total current assets	8,677	7,992

Property, plant and equipment, net of accumulated depreciation	14,397	13,359
Goodwill	2,489	2,363
Other intangible assets, net	684	752
Deferred income taxes	1,296	1,130
Other assets	2,373	2,139

Total Assets	$29,916	$27,735

Liabilities and Equity

Current liabilities:
Current portion of long-term debt and short-term borrowings	$812	$326
Accounts payable	2,029	1,472
Other accrued liabilities	2,736	3,121
Total current liabilities	5,577	4,919

Long-term debt	7,407	6,885
Postretirement benefits other than pensions	301	336
Other liabilities	4,626	4,525
Total liabilities	17,911	16,665

Commitments and contingencies
Shareholders’ equity:
Common stock – Par value $0.50 per share; Shares authorized 3.8 billion; Shares issued: 1.8 billion and 1.8 billion	924	921
Additional paid-in capital – common stock	17,503	17,264
Retained earnings	16,253	15,926
Treasury stock, at cost; Shares held: 992 million and 987 million	(21,127)	(20,882)
Accumulated other comprehensive loss	(2,017)	(2,543)
Total Corning Incorporated shareholders’ equity	11,536	10,686
Non-controlling interest	469	384
Total equity	12,005	11,070

Total Liabilities and Equity	$29,916	$27,735

Consolidated Statements of Cash Flows	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cash Flows from Operating Activities:
Net income (loss)	$470	$(95)	$1,155	$252
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	310	310	913	924
Amortization of purchased intangibles	27	31	83	91
Loss on disposal of assets, net	15	9	20	135
Share-based compensation expense	99	76	216	202
Translation (gain) loss on foreign denominated debt, net	(4)	107	66	(28)
Deferred tax benefit	(110)	(52)	(149)	(51)
Translated earnings contract (gain) loss, net	(33)	157	(63)	91
Release of cumulative translation losses		62		62
Changes in assets and liabilities:
Trade accounts receivable	(226)	(209)	(429)	(493)
Inventories	(28)	(45)	(266)	(134)
Other current assets	(151)	(122)	(256)	(138)
Accounts payable and other current liabilities	450	318	391	266
Customer deposits and government incentives	(92)	66	(49)	48
Deferred income	(38)	93	(108)	23
Other, net	95	(7)	119	66
Net cash provided by operating activities	784	699	1,643	1,316

Cash Flows from Investing Activities:
Capital expenditures	(334)	(217)	(850)	(711)
Realized gains on translated earnings contracts and other	85	71	192	239
Other, net	(50)	(53)	(107)	(65)
Net cash used in investing activities	(299)	(199)	(765)	(537)

Cash Flows from Financing Activities:
Repayments of debt	(3)	(212)	(282)	(254)
Proceeds from issuance of debt		149	285	153
Repayment of acquisition related debt	(33)		(33)
Proceeds from cross currency swap			24	68
Payments of employee withholding tax on stock awards	(17)	(18)	(87)	(76)
Proceeds from exercise of stock options	19	23	31	57
Purchases of common stock for treasury	(25)	(30)	(158)	(135)
Dividends paid	(241)	(242)	(744)	(737)
Other, net	(24)	(2)	(56)	(20)
Net cash used in financing activities	(324)	(332)	(1,020)	(944)
Effect of exchange rates on cash	(4)	26	22	(1)
Net increase (decrease) in cash and cash equivalents	157	194	(120)	(166)
Cash and cash equivalents at beginning of period	1,491	1,419	1,768	1,779
Cash and cash equivalents at end of period	$1,648	$1,613	$1,648	$1,613

Corning Incorporated and Subsidiary Companies
GAAP Earnings (Loss) per Common Share
(Unaudited; in millions, except per share amounts)
The following table sets forth the computation of basic and diluted earnings (loss) per common share:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net income (loss) attributable to Corning Incorporated	$430	$(117)	$1,056	$196

Weighted-average common shares outstanding – basic	856	854	855	853
Effect of dilutive securities:
Stock options and other awards	12		15	15
Weighted-average common shares outstanding - diluted	868	854	870	868
Basic earnings (loss) per common share	$0.50	$(0.14)	$1.24	$0.23
Diluted earnings (loss) per common share	$0.50	$(0.14)	$1.21	$0.23
Core Earnings per Share
(Unaudited; in millions, except per share amounts)
The following table sets forth the computation of core earnings per share:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Core net income	$585	$465	$1,575	$1,202

Weighted-average common shares outstanding - basic	856	854	855	853
Effect of dilutive securities:
Stock options and other awards	12	11	15	15
Weighted-average common shares outstanding - diluted	868	865	870	868
Core earnings per share	$0.67	$0.54	$1.81	$1.38

CORE PERFORMANCE MEASURES
In managing the Company and assessing our financial performance, we adjust certain measures included in our consolidated financial statements to exclude specific items to arrive at measures that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and exclude specific items that are non-recurring, related to foreign exchange volatility, or unrelated to continuing operations. These measures are our core performance measures.

Management uses core performance measures, along with GAAP financial measures, to make financial and operational decisions and certain of these measures also form the basis of our compensation program metrics. Management believes that our core performance measures are indicative of our core operating performance and provide investors with greater visibility into how management evaluates our results and trends and makes business decisions. These measures are not, and should not be viewed as a substitute for, GAAP reporting measures.

Items that are excluded from certain core performance calculations include: the impact of translating the foreign denominated debt, the impact of the translated earnings contracts, acquisition-related costs, certain discrete tax items and other tax-related adjustments, restructuring, impairment and other charges and credits, certain litigation, regulatory and other legal matters, pension mark-to-market adjustments and other items which do not reflect the ongoing operating results of the Company.

In addition, because a significant portion of our revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. Therefore, management utilizes constant-currency reporting for the Optical Communications, Display, Specialty Materials, Automotive and Life Sciences segments to exclude the impact from the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro, as applicable to the segment. The most significant constant-currency adjustment relates to the Japanese yen exposure within the Display segment. The constant-currency rates established for our core performance measures are long-term management-determined rates, which are closely aligned with our hedging instrument rates. These hedging instruments may include, but are not limited to, foreign exchange forward or option contracts and foreign-denominated debt. For details of the rates used, refer to the footnotes to the “Reconciliation of Non-GAAP Measures” section. We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuations, analyze underlying trends in the businesses and establish operational goals and forecasts.
For a reconciliation of non-GAAP performance measures to their most directly comparable GAAP financial measure, refer to “Reconciliation of Non-GAAP Measures.” With respect to the outlook for future periods, it is not possible to provide reconciliations for these non-GAAP measures because management does not forecast the movement of foreign currencies against the U.S. dollar, or other items that do not reflect ongoing operations, nor does it forecast items that have not yet occurred or are out of management’s control. As a result, management is unable to provide outlook information on a GAAP basis.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Three months ended September 30, 2025
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$4,100	$550	$430	14.5%	$0.50
Constant-currency adjustment (1)	172	157	111		0.13
Translation gain on foreign denominated debt, net (2)		(4)	(4)		(0.00)
Translated earnings contract gain, net (3)		(33)	(25)		(0.03)
Acquisition-related costs (4)		30	22		0.03
Discrete tax items and other tax-related adjustments (5)			(21)		(0.02)
Restructuring, impairment and other charges and credits (6)		16	12		0.01
Litigation, regulatory and other legal matters (7)		50	50		0.06
Pension mark-to-market adjustment (8)		12	9		0.01
Loss on investments (9)		1	1		0.00
Core performance measures	$4,272	$779	$585	19.5%	$0.67
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $40 million and $41 million, respectively.

	Three months ended September 30, 2024
	Net sales	(Loss) income before income taxes	Net (loss) income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$3,391	$(92)	$(117)	(3.3%)	$(0.14)
Constant-currency adjustment (1)	342	258	239		0.28
Translation loss on foreign denominated debt, net (2)		107	82		0.10
Translated earnings contract loss, net (3)		157	121		0.14
Acquisition-related costs (4)		32	23		0.03
Discrete tax items and other tax-related adjustments (5)			(14)		(0.02)
Restructuring, impairment and other charges and credits (6)		134	125		0.15
Litigation, regulatory and other legal matters (7)		16	12		0.01
Pension mark-to-market adjustment (8)		(20)	(15)		(0.02)
Loss on investments (9)		7	7		0.01
Loss on sale of assets (10)		3	2		0.00
Core performance measures	$3,733	$602	$465	19.1%	$0.54
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $22 million and $23 million, respectively.
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions, except per share amounts)

	Nine months ended September 30, 2025
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$11,414	$1,374	$1,056	15.9%	$1.21
Constant-currency adjustment (1)	582	496	404		0.46
Translation loss on foreign denominated debt, net (2)		66	50		0.06
Translated earnings contract gain, net (3)		(63)	(48)		(0.06)
Acquisition-related costs (4)		89	65		0.07
Discrete tax items and other tax-related adjustments (5)			(56)		(0.06)
Restructuring, impairment and other charges and credits (6)		10	8		0.01
Litigation, regulatory and other legal matters (7)		57	55		0.06
Pension mark-to-market adjustment (8)		27	21		0.02
Loss on sale of assets (10)		5	4		0.00
Equity in losses of affiliated companies (11)		12	9		0.01
Loss on sale of business (12)		11	7		0.01
Core performance measures	$11,996	$2,084	$1,575	19.5%	$1.81
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the effective tax rate (“ETR”) for GAAP and Core excludes net income attributable to non-controlling interest (“NCI”) of approximately $99 million and $102 million, respectively.

	Nine months ended September 30, 2024
	Net sales	Income before income taxes	Net income attributable to Corning Incorporated	Effective tax rate (a)(b)	Per Share
As reported - GAAP	$9,617	$376	$196	33.0%	$0.23
Constant-currency adjustment (1)	978	751	604		0.70
Translation gain on foreign denominated debt, net (2)		(28)	(21)		(0.02)
Translated earnings contract loss, net (3)		91	70		0.08
Acquisition-related costs (4)		96	69		0.08
Discrete tax items and other tax-related adjustments (5)			5		0.01
Restructuring, impairment and other charges and credits (6)		263	248		0.29
Litigation, regulatory and other legal matters (7)		11	8		0.01
Pension mark-to-market adjustment (8)		(6)	(4)		(0.00)
Loss on investments (9)		19	18		0.02
Loss on sale of assets (10)		13	9		0.01
Core performance measures	$10,595	$1,586	$1,202	20.4%	$1.38
(a)Based upon statutory tax rates in the specific jurisdiction for each event.
(b)The calculation of the ETR for GAAP and Core excludes net income attributable to NCI of approximately $56 million and $61 million, respectively.
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended September 30, 2025
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$1,520	37.1%	$624	$280	$589	14.4%
Constant-currency adjustment (1)	156		1		155
Acquisition-related costs (4)					27
Restructuring, impairment and other charges and credits (6)	(12)		(16)		4
Litigation, regulatory and other legal matters (7)			(50)		50
Pension mark-to-market adjustment (8)			(9)	(4)	13
Core performance measures	$1,664	39.0%	$550	$276	$838	19.6%

	Three months ended September 30, 2024
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$1,137	33.5%	$510	$294	$302	8.9%
Constant-currency adjustment (1)	256		3		253
Acquisition-related costs (4)			1		30
Restructuring, impairment and other charges and credits (6)	47		(13)	(7)	67
Litigation, regulatory and other legal matters (7)	20		4		16
Pension mark-to-market adjustment (8)			(9)	(2)	11
Loss on sale of assets (10)	3				3
Core performance measures	$1,463	39.2%	$496	$285	$682	18.3%
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Nine months ended September 30, 2025
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$4,126	36.1%	$1,610	$826	$1,607	14.1%
Constant-currency adjustment (1)	495		4	1	490
Acquisition-related costs (4)			1		82
Restructuring, impairment and other charges and credits (6)	(15)		(17)		2
Litigation, regulatory and other legal matters (7)			(57)		57
Pension mark-to-market adjustment (8)			(20)	(6)	26
Loss on sale of assets (10)	5				5
Core performance measures	$4,611	38.4%	$1,521	$821	$2,269	18.9%

	Nine months ended September 30, 2024
	Gross margin	Gross margin %	Selling, general and administrative expenses	Research, development and engineering expenses	Operating income	Operating margin %
As reported - GAAP	$3,079	32.0%	$1,432	$814	$742	7.7%
Constant-currency adjustment (1)	749		10	1	738
Acquisition-related costs (4)			1	(1)	91
Restructuring, impairment and other charges and credits (6)	168		(18)	(7)	193
Litigation, regulatory and other legal matters (7)	20		9		11
Pension mark-to-market adjustment (8)			(20)	(5)	25
Loss on sale of assets (10)	13				13
Core performance measures	$4,029	38.0%	$1,414	$802	$1,813	17.1%
Refer to “Items Adjusted from GAAP Measures” for the descriptions of the footnoted reconciling items.

Reconciliation of Non-GAAP Measures	Corning Incorporated and Subsidiary Companies
(Unaudited; in millions)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Cash flows from operating activities	$784	$699	$1,643	$1,316
Realized gains on translated earnings contracts and other	$85	$71	$192	$239
Adjusted cash flows from operating activities	$869	$770	$1,835	$1,555
Less: Capital expenditures	$334	$217	$850	$711
Adjusted free cash flow	$535	$553	$985	$844
Core return on invested capital (“core ROIC”) is a non-GAAP measure used by management and can be used by investors to review our investment and capital allocation decisions. We define core ROIC as the after-tax core operating income, inclusive of core equity earnings from affiliated companies, as a percentage of invested capital, calculated as total equity plus total long-term debt. Core ROIC for the three months ended September 30, 2025 and 2024 is calculated by annualizing the after-tax return for the respective period.

	Three months ended September 30,
	2025	2024
Core operating income (1)	$838	$682
Core equity earnings in affiliated companies (2)	$3	$7
Core operating income before interest and taxes	$841	$689
Less: Income tax (3)	$164	$132
Core operating income tax adjusted	$677	$557

Equity	$12,005	$11,467
Debt	$8,219	$7,408
Invested capital	$20,224	$18,875

Core ROIC	13.4%	11.8%
(1)Refer to the reconciliation of operating income as reported in our GAAP results to core operating income within the “Reconciliation of non-GAAP measures.”
(2)Equity earnings in affiliated companies as reflected within other expense, net in the consolidated statements of income (loss) was $1 million and $2 million for the three months ended September 30, 2025 and September 30, 2024, respectively. The difference between equity earnings in affiliated companies as reported in our GAAP results and as reflected as a non-GAAP core performance measure is an adjustment for constant currency reporting, as described within “Core Performance Measures.”
(3)Income tax amounts are calculated based on the core effective tax rate of 19.5% and 19.1% for the three months ended September 30, 2025 and September 30, 2024, respectively.

Items Adjusted from GAAP Measures
Items adjusted from GAAP measures to arrive at core performance measures are as follows:
(1)Constant-currency adjustment: As a significant portion of revenues and expenses are denominated in currencies other than the U.S. dollar, management believes it is important to understand the impact on sales and net income of translating these currencies into U.S. dollars. The Company utilizes constant-currency reporting for Optical Communications, Display, Specialty Materials, Automotive and Life Sciences segments for the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro, as applicable to the segment. We believe that the use of constant-currency reporting allows management to understand our results without the volatility of currency fluctuation, analyze underlying trends in the businesses and establish operational goals and forecasts. For the three and nine months ended September 30, 2025 and 2024, the constant-currency adjustment primarily relates to our Japanese yen exposure due to the difference in the average spot rate compared to our core rate.
The constant-currency rates established for our core performance measures are long-term management-determined rates, which are closely aligned with our hedging instrument rates. These hedging instruments may include, but are not limited to, foreign exchange forward or option contracts and foreign-denominated debt. Effective January 1, 2025, management updated the constant-currency rates and the updated rates were applied prospectively beginning with reporting periods in 2025. Comparative results were not recast and are reported based on the 2024 rates.

Constant-currency rates used are as follows and are applied to the respective period presented and to all foreign exchange exposures during the period, even though we may be less than 100% hedged:

Currency	Japanese yen	Korean won	Chinese yuan	New Taiwan dollar	Mexican peso	Euro
2024 Rate	¥107	₩1,175	¥6.7	NT$31	MX$20	€0.81
2025 Rate	¥120	₩1,250	¥6.9	NT$31	MX$21	€0.88
(2)Translation of foreign denominated debt, net: Amount reflects the gain or loss on the translation of our yen-denominated and euro-denominated debt to U.S. dollars, net of gains or losses on related hedging instruments.
(3)Translated earnings contract, net: Amount reflects the impact of the realized and unrealized gains and losses from the Japanese yen, South Korean won, Chinese yuan, New Taiwan dollar, Mexican peso and euro-denominated foreign currency hedges related to translated earnings.
(4)Acquisition-related costs: Amount reflects intangible amortization, inventory valuation adjustments and external acquisition-related deal costs, as well as other transaction related costs.
(5)Discrete tax items and other tax-related adjustments: Amount reflects certain discrete period tax items such as changes in tax law, the impact of tax audits, changes in tax reserves and changes in deferred tax asset valuation allowances, as well as other tax-related adjustments.
(6)Restructuring, impairment and other charges and credits: Amount reflects certain restructuring, impairment losses and other charges and credits, as well as other expenses, including severance, accelerated depreciation, asset write-offs and facility repairs resulting from power outages, and the recognition of cumulative foreign currency translation adjustments upon the substantial liquidation of a foreign entity, which are not related to ongoing operations.
(7)Litigation, regulatory and other legal matters: Amount reflects developments in commercial litigation, intellectual property disputes, adjustments to our estimated liability for environmental-related items and other legal matters.
(8)Pension mark-to-market adjustment: Amount primarily reflects defined benefit pension mark-to-market gains and losses, which arise from changes in actuarial assumptions and the difference between actual and expected returns on plan assets and discount rates.
(9)Gain or loss on investments: Amount reflects the gain or loss recognized on investments due to mark-to-market adjustments for the change in fair value or the disposition of an investment.
(10)Loss on sale of assets: Amount represents the loss recognized for the sale of assets, recorded in cost of sales, in the consolidated statements of income (loss).
(11)Equity in losses of affiliated companies: Amount reflects costs not related to continuing operations of affiliated companies, such as restructuring, impairment losses, inventory adjustments, other charges and credits.
(12)Loss on sale of business: Amount reflects the loss recognized for the sale of a business, recorded in other expense, net in the consolidated statements of income (loss).